EXHIBIT 32.2

Certification

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350, the undersigned officer of The St. Paul Travelers Companies, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 8, 2004	By:	/s/ Jay S. Benet
		Name:	Jay S. Benet
		Title:	Executive Vice President and Chief Financial Officer